Exhibit 10.08

                          FOURTH LEASE AGREEMENT


  STATE OF TEXAS

  COUNTY OF DALLAS

        This Fourth Less. Amendment (this "Amendment") is made and entered into by and WESTERN ATLAS INTERNATIONAL, INC., a Delaware Corporation "Landlord". And CARRINGTON LABORATORIES, INC., a Texas
  corporation ("Tenant"), effective as of August 31, 1999 (the "Effective Date") Capitalized Terms used herein and not otherwise defined shall have the meanings assigned to such terms In the Lease (hereinafter defined).

                                WITNESSETH:

        WHEREAS. Landlord and Tenant entered into that certain Lease Agreement dated effective August 30, 1991 (as amended, the "Lease"), pursuant to which Landlord agreed to lease to Tenant and Tenant agreed to Lease from Landlord approximately 21.733 square feet of space (the "Premises") In the building located at 1300 East Rochette Boulevard, Irving, Texas (the "Building"; and

        WHEREAS the Lease was previously amended by that certain First Lease Amendment between Landlord and Tenant dated April 16, 1992, Increasing the area of the Premises to approximately 23,284 square feet of space; and

        WHEREAS, the Lease was previously amended by that certain Second Lease Amendment between Landlord and Tenant dated September 23, 1993, increasing the areas of the Premises to approximately 24,146 square feet of space: and

        WHEREAS, the Lease was previously amended by that Certain Third Lease Amendment between Landlord and Tenant dated December 1, 1994, extending the, term of the Lease to January 31, 2000 and making certain other changes to the original Lease;

        WHEREAS, the Lease currently contains an option to extend the term for a period of five (5) calendar years from February 1, 2000, though January 31, 2005 which was recently exercised by Tenant and

        WHEREAS, Landlord and Tenant have agreed to amend the Lease to reduce the length of the renewal term to eighteen (18) months and to set the amount of Minimum Rent applicable during the renewal term, and

        WHEREA, Landlord and Tenant have agreed to make certain other, changes in the terms and provisions of the Lease as hereafter provided and desire to execute this Amendment to set forth in writing all such changes;
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        NOW, THEREFORE KNOW ALL MEN BY THESE PRESENTS:

        THAT, for and in consideration of the premises and of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid by Tenant to Landlord, the receipt and sufficiency of which are hereby acknowledged, Landlord end tenant do hereby covenant and agree as follow.:

        1. Notwithstanding anything contained in the Lease or Tenant's. prior election to extend the Lease Term for five (5) years, the Term of the Lease is hereby amended so that the Lease Term shall end on, July 31. 2001. Landlord and Tenant hereby agree that Tenant Shall have no further right to extend the Lease Term beyond July 31, 2001, and Tenant hereby waives any and all such rights.

        2. Minimum Rent for the Premises during period from February 1, 2000, through July 31, 2001, shall be Forty Thousand Two Hundred Forty and 33/100 Dollars per month.

        3. Commencing February 1, 2000, there shall no longer be a "Base Year" under the Lease and Tenant shall no longer be responsible for payment of Operating Costs. Accordingly, Section 8 of the Lease is hereby deleted in its entirety and the Lease is hereby amended to delete all reference therein to a "Base Year" or "Operating Costs."

        4. Section 30 of the Lease is hereby amended by deleting the phrase 15O% of the monthly rent contained in the fifth line, thereof and replacing it with the phrase "300% of the monthly rent."

        5. During the remainder of the Term, Tenant agrees to use "best management practices' with respect to the hazardous waste and hazardous materials that it handles in the Premises, as such term is used and prescribed by law U.S. Environmental Protection Agency, the Texas Natural Resources Conservation Commission, the National Fire Protection Association and the U.S. Occupational Safety and Health Administration

        As hereby expressly amended, the Lease is ratified and confirmed to be in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first set forth above.

                                       WESTERN ATLAS INTERNATIONAL, INC.



                                       By: /s/
                                           -----------------------------
                                       Name:   C.S. Finley
                                       Title: Vice Presldent


                                       CARRINGTON LABORATORIES, INC.

                                       By: /s/
                                           -----------------------------
                                       Name:  Carlon E. Turner, Ph. D.
                                       Title: President & Chief
                                              Executive Officer